Exhibit 10.1
Date 1st June 2010
NAVIOS MARITIME PARTNERS L.P.
as Borrower
COMMERZBANK AG and DVB BANK SE
as Lenders
DVB BANK SE
as Swap Bank, Joint-Arranger, Agent,
and Security Trustee
and
COMMERZBANK AG
as Joint-Arranger, Payment Agent,
Account Bank and Swap Bank

FIFTH SUPPLEMENTAL AGREEMENT

in relation to a Facility Agreement dated 15 November 2007,
as amended by supplemental agreements dated 25 June 2008,
30 January 2009, 11 January 2010 and
30 March 2010
Piraeus

Index

Clause		Page No

1	INTERPRETATION	3

2	AGREEMENT OF THE LENDERS	5

3	CONDITIONS PRECEDENT	5

4	REPRESENTATIONS AND WARRANTIES	8

5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER SECURITY DOCUMENTS	8

6	FURTHER ASSURANCES	11

7	FEES AND EXPENSES	11

8	NOTICES	12

9	SUPPLEMENTAL	12

10	LAW AND JURISDICTION	12

SCHEDULE — VESSEL DETAILS		14

THIS AGREEMENT is made on 1st June 2010
BETWEEN
(1)	NAVIOS MARITIME PARTNERS L.P. as Borrower;

(2)	COMMERZBANK AG and DVB BANK SE as Lenders;

(3)	DVB BANK SE as Swap Bank, Joint-Arranger, Agent and Security Trustee; and

(4)	COMMERZBANK AG as Joint-Arranger, Payment Agent, Account Bank and Swap Bank.
BACKGROUND
(A)	By a Facility Agreement dated 15 November 2007 as amended by supplemental agreements dated 25 June 2008, 30 January 2009, 11 January 2010 and 30 March 2010 and made between the parties hereto the Lenders have made available to the Borrower a loan of (originally) up to USD349,000,000.

(B)	The Borrower has made a request to the Lenders that they make available a further advance of USD35,000,000 for the purpose of financing part of the purchase price of the NP Owner.

(E)	This Agreement sets out the terms and conditions on which the Lenders agree to make available Advance G to the Borrower and the consequential amendments to the Facility Agreement and the other Security Documents.
IT IS AGREED as follows:
1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Facility Agreement and the other Security Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Advance G” means the advance of USD35,000,000, to be applied in re-financing part of the purchase price of the Acquired Vessel;

“Advance G Drawdown Date” means the date requested by the Borrower for Advance G to be made available, or (as the context requires) the date on which Advance G is actually advanced to the Borrower;

“Available Advance G Commitment” means USD 35,000,000;

“Facility Agreement” means the Facility Agreement dated 15 November 2007 (as amended) referred to in Recital (A);

“NP Charter Assignment” means, a specific assignment of the NP Charter required to be executed hereunder by the NP Owner in favour of the Security Trustee (including any notices and/or acknowledgements and/or undertakings associated therewith) in such form as the Agent and the Majority Lenders may require in their sole discretion;

“NP Charter Insurance Assignment” means the deed of assignment of the Charter Insurances in respect of the Acquired Vessel executed or to be executed by such named insured as the Agent may require in favour of the Security Trustee in such form as the Agent and the Majority Lenders may require in their sole discretion;

“NP General Assignment” means a first priority general assignment of the Earnings, the Insurances and any Requisition Compensation in respect of the Acquired Vessel executed or to be executed by the NP Owner in favour of the Security Trustee, in such form as the Agent and the Majority Lenders may in their sole discretion require;

“NP Guarantee” means the guarantee of the obligations of the Borrower under the Facility Agreement and the Security Documents to be made by the NP Owner in favour of the Security Trustee in such form as the Agent and the Majority Lenders may in their sole discretion require;

“NP Manager’s Undertaking” means the undertaking and assignment required to be executed by the Manager in favour of the Security Trustee in respect of the Acquired Vessel in such form as the Agent and the Majority Lenders may require in their sole discretion;

“NP Mortgage” means a first preferred [Panamanian] ship mortgage made or to be made by the NP Owner in respect of the Acquired Vessel in favour of the Security Trustee in such form as the Agent and the Majority Lenders may in their sole discretion require;

“NP SPA” means, the share purchase agreement dated 20 May 2010 made between the NP Seller as seller and the Borrower as buyer of all of the issued shares of and in the NP Owner;

“NP Mortgage Addendum” means, in respect of each of the Existing Vessels and the Additional Vessels, an addendum to the Mortgage in respect thereof, in such form as the Agent and the Majority Lenders may in their sole discretion require, and in the plural means all of them; and

“NP Owner” means Surf Maritime Co., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960;

“NP Security Documents” means, together:
(a)	the NP Charter Insurance Assignment;

(b)	the NP Guarantee;

(c)	the NP General Assignment;

(d)	the NP Mortgage;

(e)	the NP Charter Assignment;

(f)	the NP Manager’s Undertaking; and

(g)	the NP Mortgage Addenda
and, in the singular, means any of them.

Words and expressions advised in the Schedule to this Agreement shall have the meanings given to them therein as if set out in full in this Clause 1.2.

1.3	Application of construction and Interpretation provisions of Facility Agreement. Clauses 1.3 to 1.6 (inclusive) of the Facility Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE LENDERS

2.1	Agreement of the Lenders. The Lenders, relying upon each of the representations and warranties in Clause 4 and subject to Clause 3, agree to make Advance G available to the Borrower upon and subject to the terms of this Agreement and the Facility Agreement to enable the Borrower to finance in part the purchase price of the NP Owner. Subject to the terms of this Agreement, the obligations of the Lenders shall be to contribute to Advance G as to 50% each.

3	CONDITIONS PRECEDENT

3.1	Advance of Advance G. The obligation of each Lender to make its Commitment available in respect of Advance G is conditional upon:

3.1.1	the Agent, or its authorised representative, having received, on or prior to the Advance G Drawdown Date, the documents and evidence specified in Clause 3.2 in form and substance satisfactory to the Lenders;

3.1.2	the representations and warranties contained in Clause 4 being then true and correct as if each was made with respect to the facts and circumstances existing at such time and the same being unaffected by drawdown of Advance G; and

3.1.3	no Default having occurred and being continuing and there being no Default which would result from the lending of Advance G.

3.2	Conditions precedent to Advance G. The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents on or before the Advance G Drawdown Date (or such later date as the Agent may agree with the Borrower):
(a)	Corporate documents

Certified Copies of all documents which evidence or relate to the constitution of each Security Party (other than the Manager and the Shareholder) and its current corporate existence;

(b)	Corporate authorities
(i)	Certified Copies of resolutions of the directors of each Security Party (other than the Manager and the Shareholder) approving such of the NP Security Documents to which it is a party and authorising the execution and delivery thereof and performance of its obligations thereunder, additionally certified by an officer of such Security Party as having been duly passed at a duly convened meeting of the directors of such Security Party and not having been amended, modified or revoked and being in full force and effect; and

(ii)	originals of any powers of attorney issued by any Security Party pursuant to such resolutions;
(c)	Required Authorisations

a certificate (dated no earlier than 5 Banking Days prior to the Advance G Drawdown Date) that there are no Required Authorisations or that there are no Required Authorisations except those described in such certificate and Certified Copies of which as duly executed (including any conditions and/or documents ancillary thereto) are appended thereto.

(d)	Certificate of incumbency

a list of directors and officers of each Security Party (other than the Manager and the Shareholder) specifying the names and positions of such persons, certified by an officer of such Security Party to be true, complete and up to date;

(e)	Evidence satisfactory to the Lenders that:
(i)	Purchase

All of the shares of and in the NP Owner have been unconditionally delivered by the NP Seller to, and accepted by, the Borrower or the Shareholder under the NP SPA, and the full purchase price payable under the NP SPA (in addition to the part to be financed by the Advance G) has been duly paid, together with copies of transfers of share;

(ii)	Registration and Encumbrances

the Acquired Vessel is registered in the name of its Owner through the Registry under the laws and flag of the Flag State and that she and her Earnings, Insurances and Requisition Compensation (as defined in the NP Mortgage) are free of Encumbrances except Permitted Encumbrances (such evidence to include relevant certificates issued by the Flag State and results of searches carried out against the said Registry by the Agent or its lawyers);

(iii)	Classification

(to be dated no more than 15 days prior to the Advance G Drawdown Date) the Acquired Vessel maintains the Classification free of all requirements and recommendations of the Classification Society; and

(iv)	Insurance

(to be provided at least 5 days prior to the Advance G Drawdown Date) the Acquired Vessel is insured in accordance with the provisions of the NP Security Documents and all requirements of such Security Documents in respect of such insurance have been complied with (including without limitation, receipt by the Agent of customary brokers’ letters of undertaking regarding the placing of hull and machinery and war risks cover and confirmation from the protection and indemnity association or other insurer with which the Acquired Vessel is entered for insurance or insured against protection and indemnity risks, that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to her);
(f)	NP Security Documents

the NP Security Documents duly executed and delivered;

(g)	Notices of assignment and acknowledgements

counterpart originals of duly executed notices of assignment required by the terms of the NP Security Documents and in the forms prescribed by the NP Security Documents and any other documents required to be delivered pursuant thereto;

(h)	Mortgage registration

evidence that the NP Mortgage and the NP Mortgage Addenda have been duly registered against the respective Vessels in accordance with the laws of Panama;

(i)	Copies of underlying documents

a Certified Copy of the NP SPA, the Management Agreement in respect of the Acquired Vessel, the NP Charter and all ISM Code Documentation for the Acquired Vessel, all on terms acceptable to the Lenders;

(j)	Ownership

evidence that forthwith on drawdown of Advance G:
(i)	the Shareholder is a wholly owned subsidiary of the Borrower; and

(ii)	the NP Owner is a wholly owned subsidiary of the Shareholder;
(k)	Know-your-customer

all such evidence and documentation on any Lender may reasonably require in relation to its “Know-your-customer” requirements in respect of any Security Party;

(l)	ISPS Code

evidence satisfactory to the Agent that the Acquired Vessel is subject to a ship security plan which complies with the ISPS Code and a copy of the ISSC for such Vessel;

(m)	Loan amount

evidence that the Loan is no more than USD236,500,000;

(n)	Laws of the Marshall Islands: opinion

an opinion of Messrs Cozen O’Connor, special legal advisers in New York to the Banks;

(o)	Laws of Panama

an opinion of Messrs Patton, Moreno & Asvat, special legal advisers in Panama to the Banks;

(p)	Insurance Report

a written report from a maritime insurance consultant or broker acceptable to the Lenders in a form and content acceptable to the Lenders in respect of the insurances on the Acquired Vessel, which report shall certify that such insurances are placed through or with insurance brokers and clubs, in amounts, covering risks and on terms acceptable to the Majority Lenders and that the same are in accordance with the terms of the NP Mortgage in respect of the Acquired Vessel;

(q)	Fees

evidence that all fees due and payable to the Creditor Parties have been paid in full;

(r)	Minimum Value

evidence that following drawdown of Advance G the Security Value will exceed the Required Security Amount;

(s)	Endorsement

the endorsement at the end of this Agreement signed by each Security Party (other than the Borrower and the NP Owner);

(t)	London agent

documentary evidence that the agent for service of process named in Clause 19 of the Facility Agreement has accepted its appointment for the purposes of this Agreement and the NP Security Documents; and

(u)	Further opinions, etc

any further opinions, consents, agreements and documents in connection with this Agreement and the Security Documents which the Agent may request by notice to the Borrower prior to the Advance G Drawdown Date.
4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Facility Agreement representations and warranties. The Borrower represents and warrants to each Bank that the representations and warranties in Clause 7 of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER SECURITY DOCUMENTS

5.1	Specific amendments to Facility Agreement. With effect on and from the date of this Agreement the Facility Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	by adding in Clause 1.2 thereof each of the definitions in Clause 1.2 and the Schedule of this Agreement (other than the definitions of “Facility Agreement” and “Advance G Drawdown Date”);

(b)	by construing all references in the Facility Agreement and the other Security Documents to the Mortgages relative to the Existing Vessels and the Additional Vessels to mean those Mortgages as amended by the NP Mortgage Addenda;

(c)	by adding in the definition of “Advances” in Clause 1.2 after the words “Advance E” the words “Advance G”;

(d)	by deleting the definition of “Applicable Margin” in Clause 1.2 and replacing it with:

“Applicable Margin” means, in relation to each Interest Period the relevant one of the following as shall be notified to the Borrower by the Payment Agent under Clause 3.5:
(a)	1.45% per annum while the Loan Amount is less than 40% of the Security Value;

(b)	1.60% per annum while the Loan Amount is equal to or more than 40% but less than 65% of the Security Value; and

(c)	1.80% per annum while the Loan Amount is equal to or more than 65% of the Security Value where “Loan Amount” means either (a) if the Loan is partially drawn, the daily average of the amount of the Loan during the three months preceding the period under Clause 3.5 to which the Applicable Margin applies, calculated by reference to the amount of the Loan on close of business in Germany on each day during that period or (b) if the Loan is fully drawn, the amount thereof at the date of calculation by the Agent of the Applicable Margin in accordance with Clause 3.5”;
(a)	by adding as new item (l) in the list of companies in the definition of “Guarantors” in Clause 1.2 the words “(m) the NP Owner”;

(b)	by deleting from the definition of “Loan Facility” in Clause 1.2 the number “236,500,000” and replacing it with the number “271,500,000”;

(c)	by adding in the definition of “Owner” in Clause 1.2 after the word “the New Vessel” the words “the Acquired Vessel” and after the word “Chilali”, the words “and the NP Owner”;

(d)	by adding after the words “Additional Security Documents” in the definition of “Security Documents” in Clause 1.2 the words “, the NP Security Documents”;

(e)	by adding at the end of the definition of “Owner” in Clause 1.2 the words “and, in respect of the Acquired Vessel, the NP Owner”;

(f)	by adding in the definition of “Underlying Documents” in Clause 1.2 after the words “Vessel A MOA” the words “, the NP SPA and the NP Charter”;

(g)	by adding in the definition of “Vessels” in Clause 1.2 after the words “the Additional Vessels and” the words “the Acquired Vessel and”;

(h)	by construing the definitions of “Existing Charters”, “Mortgages”, “General Assignments”, “Guarantees” and “Manager’s Undertakings” and “Charter Assignments” to include the NP Charter, the NP Mortgage, the NP General Assignment, the NP Guarantee, the NP Manager’s Undertaking and the NP Charter Assignment respectively;

(i)	by adding in Clause 2.1 after the word “Chilali” the words “and (v) re-financing part of the purchase price of the Acquired Vessel”;

(j)	by adding after the words “Advance F” in Clause 2.5.2 the words “Advance G”;

(k)	by deleting clause 4.1.1 and replacing it with:

“Subject to any obligation to pay earlier under this Agreement, the Borrower must repay the Loan in such amounts so that the amount of the Loan will not exceed the amount set out in Column B on and after the date set out in column A:

“A”	“B”
Loan Amount
Outstanding
16 February 2012	261,800,000
16 May 2012	252,100,000
16 August 2012	242,400,000
16 November 2012	232,700,000
16 February 2013	223,500,000
16 May 2013	214,300,000
16 August 2013	205,300,000
16 November 2013	196,300,000
16 February 2014	187,800,000
16 May 2014	179,300,000
16 August 2014	170,800,000
16 November 2014	162,300,000
16 February 2015	153,300,000
16 May 2015	144,300,000
16 August 2015	135,300,000
16 November 2015	126,300,000
16 February 2016	117,300,000
16 May 2016	108,300,000
16 August 2016	99,300,000
16 November 2016	90,300,000
16 February 2017	81,300,000
16 May 2017	72,300,000
16 August 2017	63,300,000
16 November 2017	0”;
(l)	by adding the words “the NP Earnings Account Pledge” after the words “the New Earnings Account Pledge” wherever they appear in Clauses 7.1.9, 7.1.18, 10.1.26 and 14;

(m)	by replacing the figure “118,250,000” wherever it appears in Schedule 1 with the figure “135,750,000”;

(n)	by replacing in clause 8.3.11 the words and numbers “USD1.64 per unit/USD0.41 per quarter unit” with the words and numbers “USD1.66 per unit/USD0.415 per quarter unit”

(w)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.

5.2	Amendments to Security Documents. With effect on and from the Effective Date each of the Security Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to be, amended so that the definition of, and references throughout each of the Security Documents to, the Loan Agreement shall be construed as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.3	Security Documents to remain In full force and effect.

The Security Documents shall remain in full force and effect as amended and supplemented by:
(a)	the amendments to the Security Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,
6	FURTHER ASSURANCES

6.1	Borrower’s obligation to execute further documents etc. The Borrower shall, and shall procure that any other party to any Security Document shall:
(a)	execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify,

(b)	effect any registration or notarisation, give any notice or take any other step, which the Agent may, by notice to the Borrower or other party, reasonably specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.
6.2	Purposes of further assurances. Those purposes are:
(a)	validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Security Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.
6.3	Terms of further assurances. The Agent may specify the terms of any document to be executed by the Borrower or any other party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Agent reasonably considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Additional corporate action. At the same time as the Borrower or any other party delivers to the Agent any document executed under Clause 6.1(a), the Borrower or such other party shall also deliver to the Agent a certificate signed by 2 of the Borrower’s or that other party’s directors which shall:
(a)	set out the text of a resolution of the Borrower’s or that other party’s directors specifically authorising the execution of the document specified by the Agent, and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or that other party’s articles of association or other constitutional documents.
7	FEES AND EXPENSES

7.1	Arrangement Fee. The Borrower shall pay to the Lenders on the date of this Agreement a non-refundable arrangement fee of USD350,000 to be distributed pro rata between the Lenders according to their respective Contributions.

7.2	Commission. The Borrower agrees to pay to the Agent for the account of the Lenders pro rata in accordance with their Commitments to Advance G quarterly in arrears from the date of this Agreement until Advance G Drawdown Date and on such date itself commitment commission computed from the date of this Agreement at a rate of zero point five per cent (0.5%) per annum on the daily undrawn amount of Advance G.

The commission referred to in this Clause 7.2 must be paid by the Borrower to the Agent, whether or not Advance G is ever advanced and shall be non-refundable

7.3	Expenses. The provisions of Clause 5 (Fees and Expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	NOTICES

8.1	General. The provisions of clause 17 (Notices and other matters) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions. The provisions of Clauses 18 and 19 (Governing Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

SIGNED as a deed by TODD JOHNSON	)
for and on behalf of	)	/s/ Todd Johnson
NAVIOS MARITIME PARTNERS L.P.	)
(as Borrower under and pursuant to	)
a power of attorney dated	)
22 March 2010))

SIGNED by ROBIN PARRY	)
for and on behalf of	)
COMMERZBANK AG	)	/s/ Robin Parry
(as a Lender))

SIGNED by ROBIN PARRY	)
for and on behalf of	)	/s/ Robin Parry
DVB BANK SE	)
(as a Lender))

SIGNED by ROBIN PARRY	)
for and on behalf of	)	/s/ Robin Parry
DVB BANK SE	)
(as Joint-Arranger, Agent, Swap	)
Bank and Security Trustee))

SIGNED by ROBIN PARRY	)
for and on behalf of	)	/s/ Robin Parry
COMMERZBANK AG	)
(as Joint-Arranger, Account Bank,	)
Payment Agent and Swap Bank))

Witness to all the above	)
Signatures:	)	/s/ Victoria Liaou
Name: Victoria Liaou
Address: Ince & Co.
47-49 Akti Miaouli
Piraeus
Greece

We on this 1st day of June 2010 hereby confirm and acknowledge that we have read and understood the terms and conditions of the above Supplemental Agreement and agree in all respects to the same and confirm that the Security Documents to which we are respectively a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement (as amended by the Supplemental Agreement) and shall, without limitation, secure the Loan (as increased or to be increased by the amount of Advance G).

/s/ Vasiliki Papaefthymiou VASILIKI PAPAEFTHYMIOU	/s/ Todd Johnson TODD JOHNSON
For and on behalf of	For and on behalf of
NAVIOS MARITIME OPERATING L.L.C.	FANTASTIKS SHIPPING CORPORATION

/s/ Todd Johnson TODD JOHNSON	/s/ Todd Johnson TODD JOHNSON
For and on behalf of	For and on behalf of
LIBRA SHIPPING ENTERPRISES	ALEGRIA SHIPPING CORPORATION
CORPORATION

/s/ Todd Johnson TODD JOHNSON	/s/ Todd Johnson TODD JOHNSON
For and on behalf of	For and on behalf of
FELICITY SHIPPING CORPORATION	GEMINI SHIPPING CORPORATION

/s/ Todd Johnson TODD JOHNSON	/s/ Todd Johnson TODD JOHNSON
For and on behalf of	For and on behalf of
GALAXY SHIPPING CORPORATION	NAVIOS SHIPMANAGEMENT INC.

/s/ Todd Johnson TODD JOHNSON	/s/ Todd Johnson TODD JOHNSON
For and on behalf of	For and on behalf of
AURORA SHIPPING ENTERPRISES LTD.	HYPERION ENTERPRISES INC.

/s/ Todd Johnson TODD JOHNSON	/s/ Todd Johnson TODD JOHNSON
For and on behalf of	For and on behalf of
SAGITTARIUS SHIPPING CORPORATION	PALERMO SHIPPING S.A.

/s/ Todd Johnson TODD JOHNSON
For and on behalf of
CHILALI CORP.